                                                                      EX-99.d.1.
                         INVESTMENT ADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered  into as of the ____ day of  _________,
200_ by and between  ABERDEEN FUNDS (the "Trust"),  a Delaware  statutory trust, and ABERDEEN  ASSET  MANAGEMENT  INC. (the  "Adviser"),  a Delaware  corporation registered under the Investment  Advisers Act of 1940, as amended (the "Advisers
Act").

                              W I T N E S S E T H :

     WHEREAS,   the  Trust  is  registered  with  the  Securities  and  Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS,  the Trust  desires  to retain  the  Adviser  to  furnish  certain investment  advisory services,  as described herein,  with respect to certain of the series of the Trust,  all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"); and

     WHEREAS,  the Adviser  represents  that it is willing and  possesses  legal authority to render such services  subject to the terms and conditions set forth in this Agreement,

     NOW, THEREFORE,  the Trust and the Adviser do mutually agree and promise as follows:

1.   Appointment  as Adviser.  The Trust  hereby  appoints the Adviser to act as investment  adviser to each Fund  subject to the terms and  conditions  set forth in this  Agreement.  The Adviser hereby accepts such  appointment and agrees to furnish the services  hereinafter  described for the compensation provided for in this Agreement.

2.   Duties of Adviser.

     a.   Investment Management Services.

          (i)  Subject to the  supervision of the Trust's Board of Trustees (and except as otherwise  permitted  under the terms of any  exemptive relief  obtained  by the  Adviser  from  the  SEC,  or by rule or regulation),  the  Adviser  will  provide,  or  arrange  for  the
               provision  of,  a  continuous   investment  program  and  overall
               investment   strategies  for  each  Fund,   including  investment
               research  and  management  with  respect  to all  securities  and investments  and cash  equivalents in each Fund. The Adviser will determine, or arrange for others to determine,  from time to time what securities and other investments will be purchased, retained or sold by each Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio  transactions with or through  such  brokers or dealers as may be so  selected.
               The Adviser will  provide,  or arrange for the  provision of, the services  under  this  Agreement  in  accordance  with the stated
               investment policies and restrictions of each Fund as set forth in that  Fund's  current  prospectus  and  statement  of  additional information as currently in effect and as supplemented or amended from time to time  (collectively  referred to  hereinafter as the
               "Prospectus")  and subject to the directions of the Trust's Board of  Trustees.  With  respect  to foreign  securities,  at its own expense,  the Adviser may obtain  statistical  and other  factual information and advice regarding economic factors and trends from its foreign subsidiaries, and may obtain investment services from the  investment  advisory  personnel  of its  affiliates  located
               throughout   the   world   to   the   extent    permitted   under
               interpretations of the federal securities laws.

          (ii) Subject to the  provisions of this Agreement and the 1940 Act and any exemptions thereto,  the Adviser is authorized to appoint one or more qualified  subadvisers  (each a "Subadviser")  to provide each Fund with certain services required by this Agreement.  Each
               Subadviser  shall have such investment  discretion and shall make all  determinations  with respect to the  investment  of a Fund's assets as shall be assigned to that Subadviser by the Adviser and the  purchase and sale of  portfolio  securities  with respect to those  assets and shall take such  steps as may be  necessary  to implement its decisions.  The Adviser shall not be responsible or liable for the investment  merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

          (iii) Subject to the  supervision  and direction of the Trustees,  the
               Adviser shall (i) have overall supervisory responsibility for the general  management  and  investment  of a  Fund's  assets;  (ii)
               determine the allocation of assets among the Subadvisers, if any;
               and  (iii)   have  full   investment   discretion   to  make  all
               determinations  with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

          (iv) The Adviser shall research and evaluate each Subadviser,  if any, including (i)  performing  initial due  diligence on  prospective
               Subadvisers and monitoring each Subadviser's ongoing performance;
               (ii)  communicating  performance  expectations and evaluations to the Subadvisers;  and (iii)  recommending to the Trust's Board of
               Trustees  whether a  Subadviser's  contract  should  be  renewed, modified or terminated.  The Adviser shall also recommend changes
               or  additions  to  the  Subadvisers  and  shall   compensate  the
               Subadvisers.

          (v)  The Adviser  shall  provide to the Trust's Board of Trustees such periodic reports  concerning a Fund's business and investments as the Board of Trustees shall reasonably request.

     b.   Compliance  with  Applicable  Laws  and  Governing  Documents.  In the performance of its duties and obligations  under this  Agreement,  the
          Adviser  shall  act in  conformity  with  the  Trust's  Agreement  and
          Declaration of Trust,  as from time to time amended  and/or  restated, and By-Laws,  as from time to time amended  and/or  restated,  and the
          Prospectus and with the instructions and directions  received from the
          Trustees  of the  Trust  and  will  conform  to and  comply  with  the requirements  of the 1940 Act, the Internal  Revenue Code of 1986,  as
          amended (the "Code")  (including the requirements for qualification as a regulated  investment  company) and all other applicable federal and state laws and regulations.

          The Adviser  acknowledges  and agrees that subject to the  supervision and  directions of the Trust's  Board of Trustees,  it shall be solely responsible for compliance with all disclosure  requirements under all applicable  federal  and state laws and  regulations  relating  to the
          Trust or a Fund, including,  without limitation, the 1940 Act, and the rules and regulations  thereunder,  except that each Subadviser  shall have  liability  in  connection  with  information  furnished  by  the
          Subadviser to a Fund or to the Adviser.

     c.   Consistent  Standards.  It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Funds;  in connection with providing such services,  the Adviser  agrees to exercise  the same skill and care in performing its services under this Agreement as the Adviser  exercises in performing  similar  services  with respect to the other  fiduciary accounts for which the Adviser has investment responsibilities.

     d.   Brokerage.  The Adviser is authorized,  subject to the  supervision of the Trust's Board of Trustees,  (1) to establish and maintain accounts on behalf of each Fund with,  and to place orders for the purchase and sale of assets not  allocated to a Subadviser,  with or through,  such persons, brokers or dealers ("brokers") as the Adviser may select, and
          (2) to negotiate  commissions to be paid on such transactions.  In the selection of such brokers and the placing of such orders,  the Adviser shall seek to obtain for a Fund the most favorable price and execution available,  except to the extent the Adviser may be  permitted  to pay higher brokerage  commissions for brokerage and research services,  as provided below.  In using its reasonable  efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best  interests  at all times,  shall  consider all
          factors  it  deems  relevant,   including   price,  the  size  of  the
          transaction,  the nature of the market for the security, the amount of the commission,  if any, the timing of the transaction,  market prices and trends, the reputation,  experience and financial stability of the broker involved,  and the quality of service rendered by the broker in other  transactions.  Subject to such  policies  as the  Trustees  may determine, the Adviser shall not be deemed to have acted unlawfully or to have  breached  any duty  created by this  Agreement  or  otherwise solely  by  reason of its  having  caused a Fund to pay a broker  that provides  brokerage  and  research  services  (within  the  meaning of
          Section 28(e) of the  Securities  Exchange Act of 1934, as amended) to the Adviser an amount of commission for effecting a Fund's  investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction, if, but only if, the  Adviser  determines  in good faith that such  commission  was reasonable  in relation  to the value of the  brokerage  and  research services provided by such broker or dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of the
          Adviser  with  respect  to  the  accounts  as to  which  it  exercises investment discretion.

          It is  recognized  that the  services  provided by such brokers may be useful to the Adviser in  connection  with the  Adviser's  services to other  clients.  On occasions  when the Adviser  deems the purchase or sale of a security  to be in the best  interests  of a Fund as well as other clients of the Adviser,  the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to,  aggregate  the  securities  to be sold or  purchased  in order to obtain the most favorable  price or lower  brokerage  commissions  and efficient execution.  In such event,  allocation of securities so sold or  purchased,  as well as the expenses  incurred in the  transaction, will be made by the Adviser in the manner the Adviser  considers to be the most  equitable and consistent  with its fiduciary  obligations to each Fund and to such other clients.

     e.   Securities  Transactions.  The Adviser will not purchase securities or other  instruments  from or sell securities or other  instruments to a
          Fund; provided,  however, the Adviser may purchase securities or other instruments from or sell securities or other  instruments to a Fund if such transaction is permissible under applicable laws and regulations, including,  without limitation, the 1940 Act, the Advisers Act and the
          rules  and  regulations   promulgated   thereunder  or  any  exemption
          therefrom.

          The  Adviser  agrees to observe  and comply  with Rule 17j-1 under the
          1940 Act and the  Trust's  Code of Ethics,  as the same may be amended from time to time.

     f.   Books and Records.  In accordance  with the 1940 Act and the rules and
          regulations  promulgated   thereunder,   the  Adviser  shall  maintain
          separate books and detailed  records of all matters  pertaining to the
          Funds and the Trust  (the  "Fund's  Books  and  Records"),  including, without  limitation,  a daily  ledger of such  assets and  liabilities relating  thereto and brokerage  and other  records of all  securities transactions.  The  Adviser  acknowledges  that the  Fund's  Books and
          Records are property of the Trust.  In addition,  the Fund's Books and
          Records  shall be  available to the Trust at any time upon request and shall be available for  telecopying  without delay to the Trust during any day that the Funds are open for business.

3.   Expenses.  During  the term of this  Agreement,  the  Adviser  will pay all expenses  incurred  by it in  connection  with its  activities  under  this
     Agreement  other  than  the  cost  of  securities,  commodities  and  other investments (including brokerage commissions and other transaction charges, if any)  purchased  for a Fund.  The Adviser  shall,  at its sole  expense, employ  or  associate  itself  with  such  persons  as  it  believes  to be particularly  fitted to assist it in the execution of its duties under this
     Agreement.  The Adviser shall be responsible for the expenses and costs for the officers of the Trust and the Trustees of the Trust who are "interested persons" (as defined in the 1940 Act) of the Adviser.

     It is  understood  that  the  Trust  will  pay  all  of its  own  expenses, including,  without  limitation,  (1)  all  charges  and  expenses  of  any custodian or depository  appointed by the Trust for the  safekeeping of its cash,  securities and other assets; (2) all charges and expenses paid to an
     administrator   appointed  by  the  Trust  to  provide   administrative  or
     compliance  services;  (3) the charges and expenses of any transfer  agents and  registrars  appointed  by the Trust;  (4) the charges and  expenses of independent  certified public  accountants and of general ledger accounting and internal reporting services for the Trust; (5) the charges and expenses of dividend  and  capital  gain  distributions;  (6) the  compensation  and expenses of Trustees of the Trust who are not  "interested  persons" of the
     Adviser; (7) brokerage  commissions and issue and transfer taxes chargeable to the Trust in connection with securities  transactions to which the Trust is a party;  (8) all taxes and fees payable by the Trust to Federal,  State or  other  governmental  agencies;  (9)  the  cost  of  stock  certificates representing  shares of the Trust;  (10) all expenses of shareholders'  and
     Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders; (11) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation,  legal services rendered in connection with the Trust's existence,  financial  structure and relations with its shareholders;  (12)
     insurance and bonding  premiums,  (13)  association  membership  dues; (14)
     bookkeeping  and the costs of calculating  the net asset value of shares of the Trust's Funds; and (15) expenses relating to the issuance, registration and qualification of the Trust's shares.

4.   Compensation.  For the  services  provided  and the  expenses  assumed with respect to a Fund pursuant to this Agreement,  the Adviser will be entitled to the fee listed  for each Fund on  Exhibit A. Such fees will be  computed daily and payable monthly at an annual rate based on a Fund's average daily net assets.

     The method of determining net assets of a Fund for purposes hereof shall be the  same  as  the  method  of  determining  net  assets  for  purposes  of establishing  the offering and redemption  price of the Shares as described in each Fund's Prospectus.  If this Agreement shall be effective for only a portion of a month,  the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

     Notwithstanding any other provision of this Agreement, the Adviser may from time to time  agree not to impose  all or a  portion  of its fee  otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise  accrue).  Any such fee reduction may be discontinued or modified by the Adviser at any time.

5.   Representations  and  Warranties  of Adviser.  The Adviser  represents  and warrants to the Trust as follows:

     The Adviser is registered as an investment adviser under the Advisers Act;

     The Adviser is a corporation  duly organized,  validly existing and in good standing  under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

     The  execution,  delivery and  performance by the Adviser of this Agreement are  within  the  Adviser's  powers  and have been duly  authorized  by all necessary action on the part of its shareholders  and/or directors,  and no action by or in respect of, or filing with, any governmental  body,  agency or official  is  required  on the part of the  Adviser  for the  execution, delivery  and  performance  by the  Adviser  of  this  Agreement,  and  the execution, delivery and performance by the Adviser of this Agreement do not contravene  or  constitute a default  under (i) any provision of applicable law, rule or regulation; (ii) the Adviser's governing instruments; or (iii)
     any agreement,  judgment,  injunction,  order,  decree or other  instrument binding upon the Adviser; and

     The Form ADV of the Adviser  provided  to the Trust is a true and  complete copy of the form,  including  that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the  records  of the  Adviser, and/or that part or parts  provided or offered to clients,  in each case as required under the Advisers Act and rules  thereunder,  and the information contained  in such  Form  ADV is  accurate  and  complete  in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading.

6.   Survival of Representations and Warranties; Duty to Update Information. All
     representations  and warranties  made by the Adviser  pursuant to Section 5 shall  survive for the duration of this  Agreement  and the parties  hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

7.   Liability and Indemnification.

     a.   Liability.  In the absence of willful misfeasance,  bad faith or gross negligence  on the part of the Adviser or a reckless  disregard of its duties hereunder, the Adviser shall not be subject to any liability to a Fund or the  Trust,  for any act or  omission  in the  case  of,  or connected with,  rendering  services  hereunder or for any losses that may be  sustained  in the  purchase,  holding or sale of Fund  assets;
          provided,  however, that nothing herein shall relieve the Adviser from any  of its  obligations  under  applicable  law,  including,  without limitation, the federal and state securities laws.

     b.   Indemnification.  The  Adviser  shall  indemnify  the  Trust  and  its officers and  trustees,  for any  liability  and  expenses,  including attorneys'  fees,  which may be sustained as a result of the Adviser's willful misfeasance,  bad faith, gross negligence,  reckless disregard of its duties  hereunder or violation of  applicable  law,  including, without limitation, the federal and state securities laws.

8.   Duration and Termination.

     a.   Duration.  Unless sooner  terminated,  this  Agreement  shall continue until  ________,  200_  with  respect  to any  Fund  covered  by  this
          Agreement  initially  and  for any  Fund  subsequently  added  to this
          Agreement, an initial period of no more than two years, and thereafter shall  continue  automatically  for  successive  annual  periods  with respect  to each of the  Funds;  provided  that  such  continuance  is specifically  approved  at  least  annually  by the  Trust's  Board of
          Trustees  or the vote of the lesser of (a) 67% of the shares of a Fund represented  at  a  meeting  if  holders  of  more  than  50%  of  the outstanding  shares of the Fund are present in person or by proxy,  or
          (b) more than 50% of the  outstanding  shares  of the  Fund;  provided further  that in either  event its  continuance  also is approved by a majority of the Trust's Trustees who are not "interested  persons" (as defined in the 1940 Act) of any party to this Agreement,  by vote cast in  person  at a  meeting  called  for the  purpose  of voting on such approval.

     b.   Termination.  Notwithstanding  whatever may be provided  herein to the contrary,  this  Agreement  may be  terminated  at any  time,  without payment of any penalty by vote of a majority  of the Trust's  Board of
          Trustees,  or, with  respect to a Fund,  by "vote of a majority of the outstanding  voting  securities"  (as defined in the 1940 Act) of that
          Fund, or by the Adviser,  in each case,  upon not less than sixty (60)
          days' written notice to the other party.

          This  Agreement  shall not be assigned (as such term is defined in the
          1940  Act)  and  shall  terminate  automatically  in the  event of its assignment.

9.   Services Not Exclusive. The services furnished by the Adviser hereunder are not to be  deemed  exclusive,  and the  Adviser  shall  be free to  furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under  this  Agreement  may differ  from the advice  given or the timing or nature of action  taken with respect to other  clients of the Adviser,  and that a transaction in a specific  security may not be accomplished  for all clients of the Adviser at the same time or at the same price.

10.  Amendment.  This Agreement may be amended by mutual consent of the parties, provided  that the terms of each such  amendment  shall be in  writing  and approved by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of a Fund (as required by the 1940 Act).

11.  Confidentiality.  Subject  to the  duties of the  Adviser  and the Trust to comply with  applicable  law,  including  any demand of any  regulatory  or taxing  authority  having  jurisdiction,  the parties hereto shall treat as confidential  all  information  pertaining  to a Fund and the Trust and the actions of the Adviser and the Funds in respect thereof.

12.  Jurisdiction.  This  Agreement  shall be governed by and construed to be in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

13.  Counterparts.  This Agreement may be executed in one or more  counterparts, each of which shall be deemed an original,  and all of which shall together constitute one and the same instrument.

14.  Certain  Definitions.  For  the  purposes  of this  Agreement,  "interested person,"  "affiliated  person,"  "assignment"  shall have their  respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

15.  Captions.  The captions  herein are included for  convenience  of reference only and shall be ignored in the construction or interpretation hereof.

16.  Severability.  If any  provision  of this  Agreement  shall be held or made invalid  by a court  decision  or  applicable  law,  the  remainder  of the
     Agreement  shall not be affected  adversely  and shall remain in full force and effect.

17.  Aberdeen  Funds  and its  Trustees.  The  terms  "Aberdeen  Funds"  and the
     "Trustees of Aberdeen  Funds" refer  respectively  to the Trust created and the Trustees,  as trustees but not individually or personally,  acting from time to time under an Agreement and  Declaration of Trust made and dated as of _______________, as has been or may be amended and/or restated from time to time, and to which reference is hereby made.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                            ADVISER:
                                            ABERDEEN ASSET MANAGEMENT INC.

                                            By:
                                            Name:
                                            Title:

                                            TRUST:
                                            ABERDEEN FUNDS

                                            By:
                                            Name
                                            Title:

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

                      EFFECTIVE AS OF ______________, ____

---------------------------------------- -----------------------------------------------------------------
             Fund                                 Assets                 Investment Advisory Fee

---------------------------------------- -----------------------------------------------------------------
Aberdeen Select Mid Cap Growth Fund      $0 up to $250 million                     0.80%
                                         $250 million up to $1 billion             0.77%
                                         $1 billion up to $2 billion               0.74%
                                         $2 billion up to $5 billion               0.71%
                                         $5 billion and more                       0.68%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Tax-Free Income Fund            $0 up to $250 million                     0.50%
                                         $250 million up to $1 billion             0.475%
                                         $1 billion up to $2 billion               0.45%
                                         $2 billion up to $5 billion               0.425%
                                         $5 billion and more                       0.40%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Small Cap Fund                  up to $100 million                        0.95%
                                         $100 million or more                      0.80%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Select Small Cap Fund           All Assets                                0.95%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Natural Resources Fund          $0 up to $500 million                     0.70%
                                         $500 million up to $2 billion             0.65%
                                         $2 billion and more                       0.60%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Technology and                  $0 up to $500 million                     0.88%
   Communications Fund                   $500 million up to $2 billion             0.83%
                                         $2 billion and more                       0.78%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Health Sciences Fund            $0 up to $500 million                     0.90%
                                         $500 million up to $2 billion             0.85%
                                         $2 billion and more                       0.80%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Select Growth Fund              $0 up to $500 million                     0.90%
                                         $500 million up to $2 billion             0.80%
                                         $2 billion and more                       0.75%
---------------------------------------- -----------------------------------------------------------------

Aberdeen Select Equity Fund              $0 up to $500 million                     0.80%
                                         $500 million up to $2 billion             0.70%
                                         $2 billion and more                       0.65%
---------------------------------------- -----------------------------------------------------------------

Aberdeen Equity Long-Short Fund          $0 up to $250 million                     1.50%
                                         $250 million and more                     1.25%
---------------------------------------- -----------------------------------------------------------------

Aberdeen China Opportunities Fund        $0 up to $500 million                     1.25%
                                         $500 million up to $2 billion             1.20%
                                         $2 billion and more                       1.15%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Optimal Allocations Funds:      All Assets                                0.15%
   Growth Fund
   Moderate Growth Fund
   Moderate Fund
   Specialty Fund
   Defensive Fund
---------------------------------------- -----------------------------------------------------------------
Aberdeen Developing Markets Fund         $0 up to $500 million                     1.05%
                                         $500 million up to $2 billion             1.00%
                                         $2 billion and more                       0.95%
---------------------------------------- -----------------------------------------------------------------
Aberdeen International Equity Fund       $0 up to $500 million                     0.90%
                                         $500 million up to $2 billion             0.85%
                                         $2 billion and more                       0.80%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Select Worldwide Fund           $0 up to $500 million                     0.90%
                                         $500 million up to $2 billion             0.85%
                                         $2 billion and more                       0.80%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Global Financial Services Fund  $0 up to $500 million                     0.90%
                                         $500 million up to $2 billion             0.85%
                                         $2 billion and more                       0.80%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Global Utilities Fund           $0 up to $500 million                     0.70%
                                         $500 million up to $2 billion             0.65%
                                         $2 billion and more                       0.60%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Hedged Core Equity Fund         All Assets                                1.25%
---------------------------------------- -----------------------------------------------------------------
Aberdeen Small Cap Opportunities Fund    $0 up to $500 million                     0.85%
                                         $500 million up to $2 billion             0.75%
                                         $2 billion and more                       0.70%
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Aberdeen Market Neutral Fund             All Assets                                1.25%
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Aberdeen Small Cap Growth Fund           $0 up to $500 million                     0.95%
                                         $500 million up to $2 billion             0.85%
                                         $2 billion and more                       0.80%
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Aberdeen Small Cap Value Fund            $0 up to $500 million                     0.95%
                                         $500 million up to $2 billion             0.85%
                                         $2 billion and more                       0.80%
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